Law Offices of

                                MARTIN V. MILLER

                                  P.O. Box 2512

                              Doylestown, PA 18901

TELEPHONE                                                             FAX/ MODEM
(215) 345-7110                                                    (215) 345-7377

                                 April 20, 1998

The Kaufmann Fund, Inc.
140 E. 45th Street - 43rd Floor
New York, NY 10017

Gentlemen:

                                     PREFACE

     On January 30, 1992, the Board of Directors of The Kaufmann Fund, Inc., a New York corporation ("Kaufmann NY"), authorized the reorganization of Kaufmann NY as a Maryland corporation by means of a merger of Kaufmann NY into a Maryland corporation to be formed for the purpose. On July 1, 1992, the shareholders of Kaufmann NY approved the reorganization. Articles of merger were filed on February 9, 1992 with the Secretary of State of New York and with the Department of Assessments and Taxation of the State of Maryland to complete the merger and the merger was completed on that date.

     On January 14, 1993, the Board of Directors of The Kaufmann Fund, Inc., a Maryland corporation, ("Kaufmann NY") adopted the Investment Company Act of 1940 registration statement of Kaufmann NY and on February 9, 1993, Post-Effective Amendment No. 37 to the registration statement of Kaufmann NY became effective which was filed pursuant to Rule 414 under the Securities Act of 1933 in order that the registration statement of Kaufmann NY should be deemed the registration statement of its successor, Kaufmann NY, in order that the securities offering might be continued.

                                     INQUIRY

     I have examined the Articles of Incorporation, as amended, of Kaufmann MD; the ByLaws, as amended, of Kaufmann MD; documents evidencing various pertinent corporate

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The Kaufmann Fund, Inc.
April 20,1998
Page 2

proceedings and such other items considered to be material, including the merger documents referred to above.

     I have examined the Securities Act Registration Statement of Kaufmann NY, as amended, from time to time, to increase the number of registered shares and, in particular, Post-Effective Amendment No. 31 to Kaufmann NY's Securities Act Registration Statement, which became effective on May 9, 1988.

     In Post-Effective Amendment No. 31, Kaufmann NY elected, pursuant to the provisions of Rule 24f-2 under Section 24(f) of the Investment Company Act of 1940 (the "1940 Act"), to register an indefinite number of shares by amending its Securities Act Registration Statement to declare that to the number or amount of the same class or series presently registered was added an indefinite number or amount of such securities. This election is still in effect; the most recent Rule 24f-2 Notice having been filed with the Securities and Exchange Commission ("SEC") on February 14, 1996.

     I have examined Post-Effective Amendment No. 37 to the Registration Statement of Kaufmann NY which was prepared and filed with the SEC for the purpose of adoption by Kaufmann MD of the Securities Act of 1933 Registration Statement of Kaufmann NY pursuant to the provisions of Rule 414 under the Securities Act of 1933. The registration statement of the predecessor fund is deemed the registration statement of the successor fund in a transaction described in Rule 414 per Rule 24f-2(b)(3)(i).

                                     OPINION

     Based upon my examination, it is my opinion that Kaufmann MD is a validly organized and subsisting corporation of the State of Maryland and that it is legally authorized to issue shares of its $.10 cent par value common capital stock at prices determined as described in Kaufmann MD's currently effective prospectus and statement of additional information and upon satisfaction of applicable state securities laws and upon payment of the full purchase price, any shares so issued will be legally issued, fully paid and non-assessable stock of Kaufmann MD.

     I consent to the inclusion of this opinion as an Exhibit to Post Effective Amendment No. 48 to the Registration Statement of Kaufmann MD on Form N-1A.

                                Very truly yours,

                                /s/ Martin V. Miller

MVM:bp                          Martin V. Miller